Cornerstone Program Advisors, LLC

Financial Statements

For Quarters Ended

March 31, 2013 and 2012

Cornerstone Program Advisors, LLC

Balance Sheet

March 31, 2013

(unaudited)

ASSETS
Cash	$44,421
Accounts receivable	322,900

Total Assets	$367,321

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued expenses	$97,205
Loan payable to member	2,000
Total Liabilities	99,205

Member distributions	(749,083)
Retained earnings	1,017,199
Total Members' Equity	268,116

Total Liabilities and Members' Equity	$367,321

See notes to financial statements

Cornerstone Program Advisors, LLC

Statement of Income

	Three Months Ended March 31
	2013	2012
	(unaudited)	(unaudited)
INCOME
Project Management	$235,025	$27,263
Other	-	2,013

Total Income	235,025	29,276

EXPENSES
Consulting fees	146,491	95,285
Seminars	1,200	-
Insurance	-	1,079
Printing expense	95	660
Travel and entertainment	1,724	3,354
Professional fees	3,250	168
Contributions	-	30
Other	2,979	99

Total Expenses	155,739	100,675

Net Income (Loss)	$79,286	$(71,399)

See notes to financial statements

Cornerstone Program Advisors, LLC

Statement of Cash Flows

	Three Months Ended March 31
	2013	2012
	(unaudited)	(unaudited)

NET INCOME (LOSS)	$79,286	$(71,399)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Changes in Assets and Liabilities
Accounts receivable	89,838	152,451
Accounts payable and accrued expenses	(18,287)	-

Total Adjustments	71,551	152,451

Net Cash Provided by Operating Activities	150,837	81,052

CASH FLOWS FROM FINANCING ACTIVITIES
Member distributions	(109,831)	(50,976)

Net increase in cash	41,006	30,076

Cash, beginning of period	3,415	-

Cash, end of period	$44,421	$30,076

See notes to financial statements

Cornerstone Program Advisors, LLC

Notes to Financial Statements

March 31, 2013

1.          Organization and Nature of Business

Cornerstone Program Advisors LLC, (the Company) is a Delaware limited liability company (LLC) formed on January 5, 2009. The Company is an energy infrastructure project management company focused on healthcare and higher learning institutions.

Income and losses are allocated to the members in accordance with the terms of the LLC agreement. Distributions are made to members periodically based upon amounts agreed to by the members.

2.          Significant Accounting Policies

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include recognition of income for work completed and unbilled to customers and the allowance for doubtful accounts. Actual results could differ from those estimates.

The financial statements as of March 31, 2013 and for the three month periods ended March 31, 2013 and 2012 are unaudited. In the opinion of management, such statements reflects all adjustments necessary for a fair presentation in accordance with accounting principles generally accepted in the United States. All such adjustments are of a normal recurring nature.

Cash

The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with. From time to time, however briefly, the Company maintains balances in operating accounts in excess of federally insured limits.

Accounts Receivable

Receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. At March 31, 2013, no allowance for doubtful accounts has been provided.

Income Recognition

The Company recognizes income for the sale of services and products when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related income is reasonably assured.

Cornerstone Program Advisors, LLC

Notes to Financial Statements

March 31, 2013

2.          Significant Accounting Policies (continued)

Income Recognition (continued)

The Company principally derives income from fees for services generated on a project-by-project basis. Prior to the commencement of a project, the Company reaches agreement with the client on rates for services based upon the scope of the project, staffing requirements and the level of client involvement. It is the Company’s policy to obtain written agreements from new clients prior to performing services. In these agreements, the clients acknowledge that they will pay based upon the amount of time spent on the project or an agreed upon fee structure. Income for services rendered are recognized on a time and materials basis or on a fixed-fee or capped-fee basis in accordance with accounting and disclosure requirements for income recognition.

Fees for services that have been performed, but for which the Company has not invoiced the customers are recorded as unbilled receivables.

Income for time and materials contracts are recognized based on the number of hours worked by the Company’s advisors at an agreed upon rate per hour and are recognized in the period in which services are performed. Income for time and materials contracts are billed monthly or in accordance with the specific contractual terms of each project.

Income Taxes

The Company is structured as a Limited Liability Company and accordingly federal income taxes are not payable by, or provided for by, the Company. For federal income tax purposes, members are taxed individually on their share of the Company’s earnings.

The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by the tax authorities. Management has analyzed the Company’s tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years (2009 - 2012).

Subsequent Events

Management has evaluated subsequent events for disclosure and/or recognition in the financial statements through the date that the financial statements were available to be issued, which date is August 2, 2013.

3.

Related Party Transactions

Consulting Fees

Certain members of the Company perform services to customers and were compensated at $100 per hour. Total consulting expenses to members amounted to $50,650 and $39,615 for the quarters ended March 31, 2013 and 2012, respectively.

Cornerstone Program Advisors, LLC

Notes to Financial Statements

March 31, 2013

3.

Related Party Transactions

Loan Payable

During 2012, one of the Company’s members loaned the Company $2,000 which was repaid during the second quarter 2013.

4.

Concentrations

The Company grants credit in the normal course of business to its customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

Two customers accounted for 61.71% and 38.29% during the three months ended March 31, 2013, and one customer accounted for 100% during the three months ended March 31, 2012, respectively, of total project management income.

Two customers accounted for 67.48% and 32.52% of total accounts receivable at March 31, 2013.

5.

Subsequent Events

On March 29, 2013, the Company entered into a definitive reverse merger agreement (“the agreement”) with Receivable Acquisition and Management Corporation (“RAMCO”), an unrelated public Delaware Corporation, and Sustainable Energy Industries, Inc., (“Sustainable”) an unrelated Delaware Corporation. Under the terms of the agreement, the Company entered into a voluntary share exchange transaction with RAMCO and Sustainable whereby approximately 90% of RAMCO’s common stock was issued to the members of the Company and Sustainable and in exchange, RAMCO acquired the entire membership interest in the Company and all the issued and outstanding shares of Sustainable. At the closing of the agreement on May 15, 2013, the management of the Company and that of Sustainable assumed control of RAMCO’s operations.

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